CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into as of the [__] day of January, 2013 (“Effective Date”), by and between [_________] (“Consultant”) and Loton, Corp., a Nevada corporation (“Company”).

In consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Consulting Services. Consultant agrees to perform all duties and responsibilities, as and when reasonably requested, related to the Company’s [INSERT AS APPROPRIATE] and such other services that may be requested by the Board from time to time, on a work-made-for-hire basis all in accordance with the terms and conditions of this Agreement (collectively, the “Consulting Services”). Consultant agrees to devote all commercially reasonable efforts in the performance of the Consulting Services.

Section 2. Term and Termination. This Agreement shall become effective on the date first written above and shall continue in full force and effect for one (1) year or until sooner terminated by either party, with or without cause, and with or without the giving of any reasons, by giving written notice thereof to the other party at least ten (10) calendar days before the termination is to be effective. Each party hereto acknowledges and agrees that neither party has made any representations or warranties (expressed or implied) to keep this Agreement in effect for any specified or minimum period of time. Sections 5,6,7, 8 and 9 hereof shall survive the termination of this Agreement.

Section 3. Compensation and Expenses. The Company will provide Consultant with the following compensation and expense reimbursement during the term of this Agreement:

3.1 Stock Grant. Consultant shall receive a grant of [_____] shares of the Company’s restricted common stock (“Stock Grant”), which shall vest on the date that is two years after the date of this Agreement and be subject to a lock-up of two (2) years from the date of vesting. The Stock Grant will be evidenced by and subject to the terms and conditions of a separate Notice of Grant and Restricted Stock Agreement.

3.2 Expenses. Any expenses incurred by Consultant at the request of the Company shall be reimbursed by the Company subject to receipt by the Company of appropriate documentation.

Section 4. Status. Neither this Agreement, nor any transaction under or relating to this Agreement, shall be deemed to create an agency, partnership or joint venture relationship between the parties hereto. Consultant shall not be an employee of the Company. Consultant is and shall be an independent contractor. Consultant shall have neither the power nor the authority to negotiate and/or execute agreements on behalf of the Company, and Consultant shall not be authorized to bind the Company in any way whatsoever.

Section 5. Taxes. Consultant acknowledges that no federal or state withholding taxes, FICA, SDI or other employee payroll taxes or deductions are made with respect to compensation paid to Consultant pursuant to this Agreement. Consultant is responsible for all such taxes, and agrees to report for federal and state income and any other tax purposes all such compensation, and to pay all taxes due thereon. Consultant further agrees to indemnify, defend and hold Company harmless in the event that any claims are made by any taxing authority, by reason of Consultant’s failure to properly pay any and all taxes which are due I relation to the services provided by Consultant to Company pursuant to this Agreement.

Section 6. Proprietary Rights. Consultant acknowledges and agrees that Consultant has no right to or interest in the work, product, documents, reports or other materials created by Consultant specifically in connection with rendering strategic advisory services performed hereunder, nor any right to or interest in any copyright or any other intellectual property right therein. Nothing contained herein shall prevent Consultant from performing similar services to other companies. Company shall be deemed sole and exclusive owner of all rights, title and interest in the work product, deliverables (tangible or intangible), and other results and proceeds of Consultant’s services to the Company, including all intellectual property rights (collectively, the “Materials”). In the event that it should be determined that any elements or components of the Material are not deemed to be a work for hire, or that Consultant is deemed to retain any rights in the Materials by operation of law, Consultant will and hereby does assign, convey and transfer to Company (or its licensor, where applicable) all rights that Consultant possesses or may possess in the Materials. Consultant also hereby waives any rights of paternity, attribution, integrity and other similarly afforded moral rights it may have in the Materials to the extent such rights may not be assigned under any applicable laws. At Company’s direction and expense, Consultant will take such steps, and execute and deliver such documents, as Company deems reasonably necessary to enable Company (or its licensor, where applicable) to perfect and record its rights in the Materials. In addition, Consultant hereby irrevocably appoints Company as Consultant’s attorney-in-fact for the purpose of executing any assignments of rights regarding the Materials. This Section 9 shall apply to the Materials from the moment of creation, development and/or performance by Consultant notwithstanding the fact that Company may not have yet approved the Material and/or any dispute over payment between the parties.

Section 7. Confidentiality.

7.1 Confidential Information Defined. The Company may disclose to Consultant non-public information to further the performance of this Agreement. “Confidential Information” means all information (written or oral) disclosed by the Company, including but not limited to technical, financial and business information relating to the Company’s products, services, processes, profit or margin information, finances, customers, suppliers, prices, marketing, and future business plans. Consultant will not, either during or subsequent to the term of this Agreement, directly or indirectly divulge to any unauthorized person any information designated as confidential by Company; nor will Consultant disclose to anyone other than a Company employee or use in any way other than in the course of the performance of this Agreement any information regarding Company, including Company's platforms, technologies, research and development, designs, products, services, finances, marketing plans, and other information not known to the general public whether acquired or developed by Consultant during his performance of this Agreement or obtained from Company employees; nor will Consultant, either during or subsequent to the term of this Agreement, directly or indirectly disclose or publish any such information without prior written authorization from Company to do so. Consultant acknowledges and agrees that all of the foregoing information is proprietary to Company, that such information is a valuable and unique asset of Company, and that disclosure of such information to third parties or unauthorized use of such information would cause substantial and irreparable injury to Company's ongoing business for which there would be no adequate remedy at law. Accordingly, in the event of any breach or attempted or threatened breach of any of the terms of this Section, Consultant agrees that Company shall be entitled to receive injunctive and other equitable relief without need of posting a bond, and without limiting the applicability of any other remedies.

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7.2 Return of Information. Consultant will return to Company any Company property that has come into Consultant’s possession during the term of this Agreement, when and as requested to do so by Company and in all events upon termination of Consultant's engagement hereunder. Consultant will not remove any Company property from Company premises without written authorization from Company. The product of all work performed under this Agreement, including reports, drawings, computer programs and designs shall be the property of Company, and Company shall have the sole right to use, sell, license, publish or otherwise disseminate or transfer rights in such work product.

Section 8. Representations and Warranties. Consultant represents and warrants that (a) the Materials will not infringe upon the Intellectual Property Rights or other rights of any person or entity; (b) Consultant is and at all times will remain possessed of all rights necessary to enter into and fully perform all of Consultant's obligations under this Agreement; (c) Consultant possesses the requisite skill and experience necessary to fully perform all of Consultant's obligations under this Agreement; (d) Consultant’s entering into and fulfilling the obligations of this Agreement does not and will not infringe on the rights of any person or entity; and (e) Consultant will diligently and competently perform all services set forth herein. Consultant hereby agrees to indemnify and hold Company harmless for all claims, losses, expenses, damages and other costs of any kind or nature, including attorneys’ fees and costs, arising from Consultant’s breach of this Agreement or any of its representations or warranties made herein.

Section 9. Miscellaneous.

9.1 Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, electronically by facsimile or sent by any express mail service, postage or fees prepaid at the following addresses:

If to Consultant, to: [Name] [Address] [Address] [Email]	If to the Company, to: Loton, Corp. 4751 Wilshire Blvd 3rd Floor Los Angeles, CA 90010 rellin@trinadcapital.com Attention: Chief Executive Officer or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed (a) on the day when personally served, including delivery by express mail and overnight courier, and (b) on the business day of confirmed transmission by telecommunications device.

9.2 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof. This Agreement supersedes and terminates all prior agreements, arrangements and understandings between or among the Company and Consultant with respect to the subject matter hereof.

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9.3 Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

9.4 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of California.

9.5 Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of Consultant and its successors.

9.6 No Conflicts. Consultant represents and warrants to the Company that, at all times during the term of this Agreement, Consultant’s performance of the services contemplated by this Agreement shall not conflict with any agreement, commitment or obligation on the part of Consultant to any employer or other third party.

9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

LOTON, CORP.

By:___________________________________

Name: Robert Ellin

Title: Chief Executive Officer

_____________________________________

[CONSULTANT NAME]

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